Exhibit 10.1

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is made and dated as of November 9, 2015, and is entered into by and between REACHLOCAL, INC., a Delaware corporation, and each of its Domestic Subsidiaries (other than any FSHCO) and each of its Eligible Foreign Subsidiaries party to the Agreement (hereinafter collectively referred to as “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, “Agent”).

RECITALS

A.           Borrower, Agent and Lender previously entered into that certain Loan and Security Agreement dated April 30, 2015, as amended pursuant to that certain First Amendment to Loan and Security Agreement dated as of August 3, 2015 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”);

B.            Borrower acknowledges that it is currently required to maintain Unrestricted Cash of $17,500,000 pursuant to Section 7.15(a) of the Agreement;

C.            Borrower requests that the covenants contained in Section 7.15(b) of the Agreement be waived for November and December 2015; and

D.           Agent and Lender are willing to waive such covenants as provided herein.

AGREEMENT

NOW, THEREFORE, Borrower, Agent and Lender agree as follows:

1.            Unless otherwise defined herein, all capitalized terms shall have the meaning provided in the Agreement. The recitals set forth above are hereby incorporated by reference.

2.            As of the Effective Date (defined in Section 11, below), Section 2.4 of the Agreement is amended and restated in its entirety as follows:

2.4      Prepayment. At its option upon at least seven (7) Business Days prior notice to Agent, Borrower may prepay all or any part of the outstanding Term Loan Advances by paying the principal amount of the proposed prepayment, all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of the Term Loan Advance amount being prepaid: if such Term Loan Advance amounts are prepaid in any of the first twelve (12) months following November 9, 2015, three percent (3.0%); after November 9, 2016 but prior to November 9, 2017, two percent (2.0%); and thereafter zero percent (0.0%) (each, a “Prepayment Charge”). If less than the full balance of the outstanding Term Loan is being prepaid, then the minimum prepayment amount shall be in $2,500,000 increments. Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Term Loan Advances. Borrower shall prepay the outstanding amount of all principal and accrued but unpaid interest through the prepayment date and the Prepayment Charge upon a Change in Control. Notwithstanding the foregoing, Agent and Lender agree to waive the Prepayment Charge if Agent and Lender (in its sole and absolute discretion) agree in writing to refinance the Term Loan prior to the Term Loan Maturity Date.

3.          As of the Effective Date, Borrower’s compliance with Section 7.15(b) of the Agreement is hereby waived for the months of November and December 2015.

4.          As of the Effective Date, Section 7.15 of the Agreement is amended to add a new subsection (d) immediately following the end of subsection (c) as follows:

(d)     On a weekly basis beginning November 13, 2015, Borrower shall provide a rolling 12 week cash forecast, the format of which shall be in a form acceptable to Agent.

5.            This Amendment shall not be deemed to constitute an amendment to the Agreement except as expressly provided in Sections 2, 3 and 4, and all other terms and conditions of the Agreement shall remain in full force and effect.

6.             Within five (5) Business Days of the date of this Amendment, Borrower and Agent shall enter into an amendment to the Warrant pursuant to the terms of Exhibit A.

7.             Borrower shall pay Lender a nonrenewable facility fee of $225,000 upon execution of this Amendment, which fee shall be deemed earned as of the date hereof regardless of the early termination of the Agreement and shall be made by wire transfer in same day funds to Agent for the benefit of Lender.

8.             Borrower hereby represents and warrants to Agent and Lender as follows:

(a)     Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)     Other than the Subsidiaries listed on Schedule 1 of the Agreement, Borrower has no other Subsidiaries.

(c)     The execution, delivery and performance by Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any material provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the certificate of incorporation or by-laws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or the Agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected.

(d)     No Event of Default exists under the Agreement, and all of Borrower’s representations and warranties contained in the Agreement are correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

9.             The execution of this Amendment and all other agreements and instruments related hereto shall not be deemed to be a waiver of any Event of Default under the Agreement, if any, or a waiver of any breach or default under any of the other Loan Documents, whether or not known to Agent or Lender and whether or not existing on the date of this Amendment.

10.           Borrower hereby reaffirms its agreement under the Agreement, to pay or reimburse Agent and Lender for all costs and expenses incurred by Agent and Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to Agent and Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Payment of such amount shall be made by wire transfer in same day funds to Agent. Borrower hereby agrees that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrower, apply the proceeds of any loan, for the purpose of paying any such unpaid fees, disbursements, costs and expenses.

11.           This Agreement shall become effective on payment of the amounts specified in Sections 6 and 9 hereof (the “Effective Date”).

12.          Borrower, for itself and on behalf of its Subsidiaries, respective legal representatives and successors and assigns, hereby releases Agent, Lenders and all of their Affiliates, shareholders, partners, predecessors, employees, officers, directors, attorneys, parent corporations, subsidiaries, agents, participants, assignees, servicers and receivers (collectively, the “Released Parties”), except for claims, disputes, differences, liabilities and obligations arising under this Amendment, the Agreement and the other Loan Documents after the date hereof, from any and all known and unknown claims, disputes, differences, liabilities and obligations of any and every nature whatsoever that Borrower, Guarantor or any of them may have or claim, as of the date hereof or as of any prior date, against any one or more of the Released Parties arising from, based upon or related to the Loan Documents, or any other agreement, understanding, action or inaction whatsoever with regard to the Loan Documents or any transaction or matter related thereto, including, without limitation, the origination and servicing the Term Loan and the enforcement or attempted enforcement of any rights or remedies for default or asserted default under the Loan Documents (collectively, the “Released Claims”).

13.           Borrower further acknowledges and agrees that the Released Claims include, among other things, all claims arising out of or with respect to any and all transactions relating to the Loan Documents based on any fact, act, inaction, or other occurrence or nonoccurrence on or prior to the date hereof, including, without limitation, any breach of fiduciary duty or duty of fair dealing, breach of confidence, breach of loan commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violation of the Racketeer Influenced and Corrupt Organizations Act, violation of any other statute, ordinance or regulation, intentional or negligent infliction of mental or emotional distress, tortious interference with contractual relations or prospective business advantage, tortious interference with corporate governance, breach of contract, bad practices, unfair competition, libel, slander, conspiracy or any claim for wrongfully accelerating the Term Loan or attempting to foreclose on, or obtain a receiver for, any collateral for the Term Loan and all statutory claims and causes of action of every nature.

14.           In connection with the release contained in Sections 12 through 18 (the “Release”), Borrower acknowledges that it is aware that it may hereafter discover facts in addition to or different from those that it now knows or believes to be true with respect to the Released Claims, but that it is Borrower’s intention hereby fully, finally and forever to settle and release all claims, disputes, differences, liabilities and obligations, known or unknown, suspected or unsuspected, that now exist, may exist or heretofore have existed by Borrower, its Subsidiaries, respective legal representatives and successors and assigns against any one or more of the Released Parties. In furtherance of that intention, the Release contained in this Amendment shall be and remain in effect as a full and complete release notwithstanding the discovery of the existence of any such additional or different facts.

15.           The Release contained in this Amendment shall be effective and irrevocable upon the execution of this Amendment by Agent, Lender and Borrower and shall be deemed affirmed and restated upon, and effective as of, the Effective Date without any further documentation.

16.          BORROWER AGREES AND ACKNOWLEDGES THAT THE RELEASED CLAIMS ARE NOT LIMITED TO MATTERS THAT ARE KNOWN OR DISCLOSED TO BORROWER AND THAT THE RELEASED CLAIMS INCLUDE ALL CLAIMS, DISPUTES, DIFFERENCES, LIABILITIES AND OBLIGATIONS THAT BORROWER, ITS SUBSIDIARIES, RESPECTIVE LEGAL REPRESENTATIVES AND SUCCESSORS AND ASSIGNS DO NOT KNOW OR SUSPECT TO EXIST AS OF THE DATE HEREOF. BORROWER UNDERSTANDS THAT IT IS GIVING UP ALL RIGHTS AND CLAIMS AGAINST AGENT AND LENDER AND THE OTHER RELEASED PARTIES, KNOWN OR UNKNOWN, THAT ARE IN ANY WAY RELATED TO THE COLLATERAL OR THE LOAN.

17.           THE PARTIES SPECIFICALLY ALLOCATE THE RISK OF ANY MISTAKE IN ENTERING INTO THE RELEASE TO THE PARTY OR PARTIES CLAIMING TO HAVE BEEN MISTAKEN.

18.           Borrower acknowledges having read and understood and hereby waives the benefits of Section 1542 of the California Civil Code, which provides as follows (and hereby waives the benefits of any similar law of the state that may be applicable):

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

19.           This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. The provisions of Section 11 of the Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

(signatures provided on the next page)

IN WITNESS WHEREOF, Borrower, Subsidiary, Agent and Lender have duly executed and delivered this Second Amendment to Loan and Security Agreement as of the date and year first above written.

BORROWER:

ReachLocal, Inc.

Signature:	/s/ Ross G. Landsbaum
Print Name:	Ross G. Landsbaum
Title:	Chief Financial Officer

Bizzy, Inc.

Signature:	/s/ Ross G. Landsbaum
Print Name:	Ross G. Landsbaum
Title:	Chief Financial Officer

Kickserv, Inc.

Signature:	/s/ Ross G. Landsbaum
Print Name:	Ross G. Landsbaum
Title:	Chief Financial Officer

ReachLocal DP, Inc.

Signature:	/s/ Ross G. Landsbaum
Print Name:	Ross G. Landsbaum
Title:	Chief Financial Officer

ReachLocal Canada, Inc.

Signature:	/s/ Ross G. Landsbaum
Print Name:	Ross G. Landsbaum
Title:	Chief Financial Officer

ReachLocal International, Inc.

Signature:	/s/ Ross G. Landsbaum
Print Name:	Ross G. Landsbaum
Title:	Chief Financial Officer

DealOn, LLC

Signature:	/s/ Ross G. Landsbaum
Print Name:	Ross G. Landsbaum
Title:	Chief Financial Officer

IN WITNESS WHEREOF, Borrower, Subsidiary, Agent and Lender have duly executed and delivered this Second Amendment to Loan and Security Agreement as of the date and year first above written.

ReachLocal International GP LLC

Signature:	/s/ Ross G. Landsbaum
Print Name:	Ross G. Landsbaum
Title:	Chief Financial Officer

IN WITNESS WHEREOF, Borrower, Subsidiary, Agent and Lender have duly executed and delivered this Second Amendment to Loan and Security Agreement as of the date and year first above written.

Accepted in Palo Alto, California:
LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ Ben Bang
Print Name:	Ben Bang
Title:	Associate General Counsel

AGENT:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ Ben Bang
Print Name:	Ben Bang
Title:	Associate General Counsel

Exhibit A

Warrant Amendment Terms

        In connection with the Second Amendment to Loan and Security Agreement dated as of November 9, 2015 by and among Borrower, Lender and Agent (the “Amendment”), Borrower and Lender have agreed that, within five (5) business days of the date of the Amendment, the Warrant (as defined in the Amendment) will be amended to incorporate the following concepts:

●

The number of shares issuable under the Warrant will be increased to 300,000, and the exercise price will be reduced to $0.85 per share underlying the Warrant, in each case, subject to adjustment consistent with the existing provisions of the Warrant.

●	The Warrant will be exercisable in full but not in part.

●

If, upon sale of all shares issued upon exercise of the Warrant (or, in the case of a Merger Event involving securities in whole or in part, upon the sale of the securities received in respect of the Warrant shares), the absolute return on the Warrant exceeds $2.55 per share underlying the Warrant, the Warrantholder will return to the Company the excess in cash within five (5) business days of the sale of shares giving rise to such measurement.